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                                                                     EXHIBIT 4.1


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
               CERTIFICATE                                                                                SHARES

NO.

                                                                                                SEE REVERSE FOR DEFINITIONS

For _________________ Shares

        Issued to                                                                 BANCTENN CORP.

                                                             INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE

                                                     THIS CERTIFIES THAT ______________________________________ is the owner of

Dated ______________ 19___                           __________________________ Shares of the $8.00 Par Value Common Stock of

  FROM WHOM TRANSFERRED

                                                      BANCTENN CORP., fully paid and non-assessable, transferable only on the
                                                      Books of the Corporation by the holder hereof in person, or by duly authorized Attorney, upon the surrender of this certificate properly endorsed.

Dated ______________ 19___                            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers, and its seal to be hereunto affixed on
No. Original   No. Original   No. of Shares           this _____ day of _____________________ , 19___.
Certificate    Shares         Transferred


Received Certificate No. ____
For _______________ Shares                            -----------------------------------              ---------------------------
this ____ day of _____ 19___                                       Secretary                                       President

                                                                                         PAR VALUE
                                                                                           $8.00


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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:
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
TEN COM           as tenants in common                   UNIF GIFT MIN ACT --..........Custodian.........
TEN ENT           as tenants by the entireties                                (Cust)             (Minor)

JT TEN            as joint tenants with right of                             under Uniform Gift to Minor
                  survivorship and not as tenants                                       Act ............
                  in common                                                                   (State)

                       Additional abbreviations may also be used though not in the above list.

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For value received, ____________________ hereby sells, assigns and transfers unto ___________ shares of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint
_______________________ attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Date                                          19 ___
     ----------------------------------------


                                   ------------------------------------- (L.S.)

In the presence of



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